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                                  EXHIBIT 23.1

                   [CONSENT OF KPMG LLP, INDEPENDENT AUDITORS]

We consent to incorporation by reference in the registration statement on Form S-8 dated December 23, 1999 of Metron Technology N.V. of our report dated
July 22, 1999, relating to the consolidated balance sheets of Metron Technology N.V. and subsidiaries as of May 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended May 31, 1999 which report appears in Metron's Form S-1 filed November 19, 1999.


                                        /s/ KPMG LLP


Mountain View, California
December 22, 1999